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                                    EXHIBIT 99.3
                           FORM OF ENROLLMENT/CHANGE FORM

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                                                                    NETZERO, INC.
                                                       EMPLOYEE STOCK PURCHASE PLAN ("ESPP")
                                                               ENROLLMENT/CHANGE FORM

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/  SECTION 1:  /     Action                                           Complete Sections:
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
 ACTION               / /   New Enrollment                            2, 3, 7 AND sign attached Stock Purchase Agreement
                      / /   Change Payroll Deduction                  2, 4, 7
                      / /   Terminate Payroll Deductions              2, 5, 7
                      / /   Leave of Absence                          2, 6, 7

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/  SECTION 2:  /     Name
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 PERSONNEL DATA                             Last                    First                      MI                   Dept.

                     Home Address
                                   ------------------------------------------------------------------------
                                                                    Street

                                   ------------------------------------------------------------------------
                                                 City                   State               Zip Code
                     Social Security # / / / / - / / / - / / / / /

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/  SECTION 3:  /     Effective with the Purchase
                     Interval Beginning:                              Payroll  Deduction  Amount: __________ %  of cash earnings*
 NEW ENROLLMENT      / /   May 1, ______
                     / /   November 1, ______                         * Must be a multiple of 1% up to a maximum of 15% of
                     / /   Initial Offering Period                    cash earnings

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/  SECTION 4:  /     Effective with the
                     Pay Period Beginning:                            I authorize  the  following new level of payroll deduction:
 CHANGE                                    -------------------------- ______________% of cash earnings*
 PAYROLL DEDUCTIONS                            Month, Day and Year
                                                                      * Must be a multiple of 1% up to a maximum of 15%
                                                                      of cash earnings

                     NOTE:   You may reduce your rate of payroll deductions once per 6-month purchase interval to become effective as soon as possible following the filing of the change form.  You may also increase your rate of payroll deductions to become effective as of the start date of the next 6-month purchase interval (first businness day of May or November).

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/  SECTION 5:  /     Effective with the                               Your election to terminate your payroll deductions for
                     Pay Period Beginning:                            the balance of the offering period cannot be changed,
 TERMINATE PAYROLL                         -------------------------- and you may not rejoin the offering period at a later date.
 DEDUCTIONS                                    Month, Day and Year    You will not be able to resume participation in the ESPP
                                                                      until the start of a new two-year offering period.

                     In connection with my voluntary termination of payroll deductions, I elect the following action regarding my
                     ESPP payroll deductions to date in the current six (6)-month purchase interval:

                     / /   Purchase shares of NetZero, Inc. at end of the interval

                                                            OR

                     / /   Refund ESPP payroll deductions collected

                     NOTE:   If  your  employment terminates for any reason or your eligibility status changes ( < 20 hrs/week or
                             < 5 months/year), you will immediately cease to participate in the ESPP, and your ESPP payroll deductions collected in that purchase interval will automatically be refunded to you.

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/  SECTION 6:  /     In connection with my unpaid leave of absence, I elect the following action with respect to my ESPP payroll deductions to date in the current purchase interval:
 LEAVE OF
 ABSENCE             / /   Purchase shares of NetZero, Inc. at end of the interval

                                                            OR

                     / /   Refund ESPP payroll deductions collected

                     NOTE:  If you take an unpaid leave of absence, your payroll deductions will immediately cease.  Upon your return to active service within 90 days after the start of your leave, your payroll deductions will automatically resume at the rate in effect for you when you went on leave.

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/  SECTION 7:  /

 AUTHORIZATION       I HEREBY AUTHORIZE THE SPECIFIC ACTION OR ACTIONS INDICATED ABOVE.


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                        Date                                                                       Signature of Employee
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